Exhibit 10.7

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

This Exclusive Business Cooperation Agreement (this “Agreement”) is entered into by and between the following parties on                :

(1)	(“WFOE”), a wholly foreign owned enterprise registered in the People’s Republic of China (“PRC”) with its domicile at ; and

(2)	(“Domestic Company”), a limited liability company registered in , the PRC with its domicile at .

WFOE and the Domestic Company are hereinafter collectively referred to as the “Parties” and individually, as a “Party”.

Whereas:

(A)	WFOE is a wholly foreign owned enterprise registered in the PRC, having necessary resources to provide technical services and commercial consulting services.

(B)	The Domestic Company is a domestic company registered in the PRC which is approved by relevant PRC authorities to carry out IDC business.

(C)

WFOE agrees to utilize its advantages in terms of human resources, technology and information to provide the Domestic Company with exclusive technical services, technical consulting and other services in relation to IDC business within the term of this Agreement, and the Domestic Company agrees to accept such services provided by WFOE or its designated parties in accordance with this Agreement.

Therefore, the Parties enter into this Agreement as follows upon friendly negotiation:

1	Service Provided by WFOE

1.1

In accordance with the terms and conditions of this Agreement, the Domestic Company hereby appoints WFOE as its exclusive IDC business service provider to provide the Domestic Company with complete business support, technical services and consulting services, covering all services that WFOE determines from time to time with respect to IDC business, including but not limited to technical services, management services, network support, business consultations, intellectual property licenses, equipment or office leasing, marketing consultancy, system integration, product research and development, and system maintenance.

1.2

The Domestic Company agrees to accept the consultations and services provided by WFOE. The Domestic Company further agrees that, without WFOE’s prior written consent, within the term of this Agreement and with respect to the subject matter in this Agreement, the Domestic Company shall not accept any consultations and/or services from any third party, nor cooperate with any third party. WFOE may designate other parties to provide consultations and/or services to the Domestic Company hereunder.

1.3	The service shall be provided as follows:

(a)

the Parties agree that, within the term of this Agreement, the Parties may, directly or through their respective affiliates, enter into other technical service agreement and consulting service agreement providing for the specific content, method, personnel and fee of certain technical services and consulting services;

(b)

for the purpose of performing this Agreement, the Parties agree that, within the term of this Agreement, the Parties may, directly or through their respective affiliates, enter into an intellectual property (including but not limited to software, trademark, patent and technical secret) license agreement, pursuant to which the Domestic Company shall be permitted to use relevant intellectual property rights of WFOE and its affiliates as needed for the Domestic Company’s business;

(c)

for the purpose of performing this Agreement, the Parties agree that, within the term of this Agreement, the Parties may, directly or through their respective affiliates, enter into an equipment or venue lease agreement, pursuant to which the Domestic Company shall be permitted to use relevant equipment or venue of WFOE and its affiliates as needed for the Domestic Company’s business.

2	Calculation and Payment Method of Service Fee

2.1

The Parties agree that WFOE will issue a bill on a quarterly basis to the Domestic Company at the price agreed by the Parties and based on the workload and commercial value of the technical services provided by WFOE to the Domestic Company. The Domestic Company shall pay relevant consulting service fee and/or technical service fee (collectively, the “Service Fee”) to WFOE on the date and at the price as specified in the bill. WFOE shall promptly issue an invoice to the Domestic Company after receipt of such Service Fee. Notwithstanding the foregoing, WFOE shall have the right to adjust, at its own discretion and at any time, the pricing standard of the services provided to the Domestic Company based on the quantity, difficulty, urgency and other factors of the services provided by it to the Domestic Company, and calculate the Service Fee payable by the Domestic Company accordingly. Unless WFOE has manifest negligence or material fault when calculating the Service Fee, the amount of the Service Fee calculated by WFOE based on such pricing standard shall be the final amount, and WFOE shall issue the bill with such amount. The Domestic Company shall unconditionally pay the Service Fee to WFOE within fifteen (15) Working Days upon receipt of the bill.

2.2

Notwithstanding anything to the contrary, within the term of this Agreement, WFOE shall have the right to waive the Service Fee payable by the Domestic Company under any one or more bills at its own discretion.

2.3

Subject to relevant PRC laws and regulations, within thirty (30) days of the end of each fiscal year, the Domestic Company shall provide WFOE with the financial statements of such fiscal year and all operation records, business contracts and financial materials as required to issue such financial statements. If WFOE has any doubt with respect to the financial materials provided by the Domestic Company, WFOE shall have the right to appoint a reputable independent accounting firm to audit relevant materials, and the Domestic Company shall provide assistance.

3	Representations and Warranties

3.1	The Domestic Company hereby represents and warrants as follows:

(a)	It is a limited liability company duly established and existing under the PRC law.

(b)

It has the power to execute and perform its obligations under this Agreement. Its execution and performance of this Agreement is in compliance with its articles of association or other organizational documents, and it has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement.

(c)

Its execution and performance of this Agreement does not violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting it, or any agreements between the Domestic Company and any third party or any covenants made to any third party.

(d)	This Agreement constitutes its lawful, valid and enforceable obligations.

(e)	It has all business permits necessary for the operations and other businesses in relation to its current business structure.

3.2	WFOE hereby represents and warrants as follows:

(a)	WFOE is a wholly foreign owned enterprise duly registered and existing under the PRC law.

(b)

WFOE has the power to execute and perform its obligations under this Agreement. The execution and performance of this Agreement by WFOE is in compliance with the articles of association or other organizational documents of WFOE, and WFOE has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement.

(c)

The execution and performance of this Agreement by WFOE does not violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting WFOE, nor does it violate any agreements between WFOE and any third party or any covenants made to any third party.

(d)	This Agreement constitutes lawful, valid and enforceable obligations of WFOE.

4	Intellectual Property Right and Confidentiality

4.1

WFOE shall exclusively have the proprietary rights and interests attached to all rights, ownerships, interests and intellectual property rights arising from, or created during, the performance of this Agreement, including but not limited to copyrights, patents, patent applications, trademarks, software, technical secrets and trade secrets and otherwise, whether developed by WFOE or the Domestic Company.

4.2

The Parties acknowledge and confirm that any oral or written information exchanged between them with respect to this Agreement constitutes confidential information. The Parties shall maintain the confidentiality of all such information. Without the prior written consent of the Party providing such information, none of the Parties shall disclose any confidential information to any third party, except in the following circumstances: (a) such information is or comes into the public domain (through no fault or disclosure by the receiving party); (b) information required by applicable laws or regulations or rules of any stock exchange to be disclosed; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transactions contemplated hereunder, and such legal counsel or financial advisor is also bound by duties of confidentiality similar to the duties set forth in this Article. Disclosure of any confidential information by any staff, employee or consultant of any Party shall be deemed as disclosure of such confidential information by such Party, for which the Party shall be held liable for breach of this Agreement. This Article shall survive the termination of this Agreement for any reason.

5	Term of Agreement

5.1	This Agreement shall become effective upon .

5.2

Unless as early terminated in accordance with this Agreement or other relevant agreements entered into by the Parties, the term of this Agreement shall be ten (10) years (the “Initial Term”) from the effective date of this Agreement. Upon the expiration of the Initial Term or any Extended Term, unless WFOE issues a written termination notice thirty (30) days prior to the expiration, the term of this Agreement shall be automatically extended for ten (10) years (each ten (10)-year period, an “Extended Term”). Unless otherwise agreed in this Agreement, if within the Initial Term or any Extended Term, the business term of WFOE or the Domestic Company (including any renewed period) expires, the relevant Party shall promptly renew its business term in order to remain the effectiveness and implementation of this Agreement.

5.3	WFOE has the right to terminate this Agreement at any time by issuing a prior written notice to the other Party thirty (30) days in advance.

6	Notice

All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any Party hereto by hand or, sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the following addresses (or at such other address for such Party as shall be specified by notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) days after delivery to or pickup by the overnight courier service:

If to WFOE:

Address:

Telephone:

Attention:

with a copy to:

Address:

Attention:

Telephone:

If to Domestic Company:

Address:

Telephone:

Attention:

7	Liability for Default

7.1

The Parties agree and confirm that, if any Party (hereinafter the “Defaulting Party”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations under this Agreement, it shall constitute a default under this Agreement (hereinafter a “Default”), and the non-defaulting Party shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of the non-defaulting Party notifying the Defaulting Party in writing and requiring it to rectify the Default, the non-defaulting Party shall have the right at its own discretion to select any of the following remedial measures:

(1)	to terminate this Agreement and require the Defaulting Party to indemnify it against all damages suffered; or

(2)	to seek mandatory performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it against all damages suffered.

7.2	Notwithstanding the above Article 7.1, the Parties agree and confirm that in no circumstances shall the Domestic Company request the termination of this Agreement for any reason.

7.3	The rights and remedies prescribed herein are cumulative, and other rights or remedies prescribed by the law are not precluded.

7.4	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

8	Applicable Law and Dispute Resolution

8.1	The formation, validity, interpretation, performance, amendment, termination and dispute resolution of this Agreement shall be governed by the PRC law.

8.2

Any dispute arising from the interpretation and performance of this Agreement shall first be resolved through friendly consultations by the Parties. If the dispute fails to be resolved within thirty (30) days after one Party gives notice requesting consultations to the other Party, either Party may submit such dispute to China International Economic and Trade Arbitration Commission (hereinafter the “CIETAC”) for arbitration in Beijing in accordance with the then effective arbitration rules of the CIETAC. The arbitration tribunal shall consist of three (3) arbitrators who may or may not be on the CIETAC’s list of arbitrators, of which one arbitrator shall be selected by WFOE and one arbitrator shall be selected by the Domestic Company. The third arbitrator, who shall be the presiding arbitrator of the arbitration tribunal, and shall be jointly selected by the parties to the arbitration. The arbitration award shall be final and binding on the Parties.

8.3

During the existence of any dispute, the Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Agreement, except insofar as the same may relate directly to the matters in dispute.

8.4

Notwithstanding the foregoing, the Parties agree that any of them may seek interim measures including property preservation in relation to the provisions of this Agreement or the Parties’ performance hereof from any court of competent jurisdiction.

9	Miscellaneous

9.1

WFOE may, upon notice to the Domestic Company but without consent from the Domestic Company, assign WFOE’s rights and/or obligations hereunder to any third party. The Domestic Company may not, without WFOE’s prior written consent, assign any rights, obligations and/or liabilities of the Domestic Company hereunder to any third party. Successors or permitted assignees (if any) of the Domestic Company shall be bound by, and continue to perform, the obligations of the Domestic Company under this Agreement.

9.2	This Agreement is made in two (2) originals in Chinese. Each Party shall keep one (1) original version.

9.3	This Agreement may not be amended or modified in any manner except by an instrument in writing signed by the Parties hereto.

9.4

No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the Parties. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party’s rights or privileges hereunder or shall be deemed a waiver of such Party’s rights to exercise the same at any time subsequent to the execution hereof.

9.5

If any provision of this Agreement is deemed or becomes invalid, illegal or unenforceable, such provision shall be construed or deemed amended to conform to applicable laws so as to be valid and enforceable; or, if it cannot be so construed or deemed amended without materially altering the intention of the Parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

9.6

Each Party shall use all reasonable efforts to take and do, or cause to take and do, all such further actions and things and shall execute and deliver all such other agreements, certificates, instruments and documents as may be necessary or desirable to give effect to the terms and intent of this Agreement and any ancillary documents. If required under any applicable laws, regulations or listing rules or required or deemed desirable by any stock exchange, government or other regulatory authority in connection with the initial public offering and listing of the shares in the Potential Listed Company (“IPO”) or the initial public offering and listing of the shares in any company which adopts a variable interest entity (VIE) structure (the “IPO Requirements”), the Domestic Company agrees and undertakes to (a) take all such actions (including amendment to this Agreement and its appendices, any authorizations, documents and notices entered into or delivered in connection with this Agreement and the execution of additional documents) to comply with or, as applicable, meet the IPO Requirements, and (b) take all actions referred to in paragraph (a) above within 3 Working Days upon request of WFOE. For the purpose of this Article, “Potential Listed Company” means such other company which beneficially owns, whether directly or indirectly, the equity interests in WFOE and operates its business in the PRC through WFOE and the Domestic Company, as identified by WFOE or its actual controller and notified by WFOE to the other parties as the Potential Listed Company under this paragraph. “Working Day” referred to in this Agreement means any day, except for a Saturday, Sunday or PRC statutory holiday.

9.7	This Agreement may be executed in several counterparts and all counterparts so executed shall together constitute one agreement. Any Party may execute this Agreement by executing any counterpart.

**REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date first written above.

[Name of WFOE]
(seal)
By:
Title:

[Name of Domestic Company]
(seal)
By:
Title:

Signature Page of Exclusive Business Cooperation Agreement